EXHIBIT 99.1

Contact:	Todd Flowers
Treasurer and Senior Vice President, Investor Relations
(502) 596-6569

KINDRED PROVIDES ESTIMATED IMPACT OF HURRICANES IRMA AND HARVEY

LOUISVILLE, Ky. (September 20, 2017) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced that the Company expects a one-time pretax earnings impact from Hurricanes Irma and Harvey of approximately $20 million in aggregate for the third quarter of 2017. As discussed below, the Company’s impacted operations have substantially returned to normal and the Company does not expect any significant impact on its financial results in the fourth quarter of 2017 or beyond.

Benjamin A. Breier, President and Chief Executive Officer of the Company, commented, “In the areas affected by the storms, Kindred has approximately 16,000 employees and operates 18 long-term acute care hospitals, approximately 100 Kindred at Home sites of service, two inpatient rehabilitation hospitals, one sub-acute unit and provides external rehabilitation therapy contract services for roughly 100 sites. In total, these businesses represent approximately 16% of our aggregated consolidated revenues.”

Mr. Breier continued, “All of our Houston hospitals remained operational during and after Harvey, and in Florida, as a safety precaution, two of Kindred’s 10 Florida hospitals temporarily evacuated patients during Irma, while the eight other hospitals remained operational. We did not sustain any significant physical damage to any of our facilities. The majority of our Kindred at Home sites in Houston and Florida closed temporarily due to both weather and power outages, and have re-opened. Our operations in these geographies have now largely returned to normal, and we do not expect any meaningful lingering effects going forward. In addition, we have begun the process of pursuing claims under our business interruption insurance coverage.”

Mr. Breier concluded, “Our employees demonstrated extraordinary commitment to ensuring the safety of our patients and minimizing disruptions to care, even as they dealt with the impact of the storm on their personal lives. I have never been so proud of our team at Kindred, both in the storm areas and others around the country that have supported the crisis and recovery efforts. They have done a remarkable job and I want to thank them for their commitment to our patients and their families.”

Kindred will provide more detail on these matters when it reports its third quarter earnings in early November.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, government investigations, regulatory matters, and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “hope,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, product or services line growth, and expected outcome of government investigations and other regulatory matters, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

– MORE –

680 South Fourth Street         Louisville, Kentucky 40202

502.596.7300         www.kindredhealthcare.com

Kindred Provides Estimated Impact of Hurricanes Irma and Harvey

September 20, 2017

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-100 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $6.1 billion(1). At June 30, 2017, Kindred’s continuing operations, through its subsidiaries, had approximately 88,100 employees providing healthcare services in 2,540 locations in 45 states, including 81 long-term acute care hospitals, 19 inpatient rehabilitation hospitals, 19 sub-acute units, 614 Kindred at Home home health, hospice and non-medical home care sites of service, 102 inpatient rehabilitation units (hospital-based) and contract rehabilitation service businesses which served 1,705 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for eight years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

(1)	Revenues from continuing operations for the last twelve months ended June 30, 2017.

– END –